                              INDEMNITY AGREEMENT

         AGREEMENT, dated effective as of _________, 199_ by and between PawnMart, Inc., a Delaware corporation (and with any affiliated entity to which indemnitee is named, appointed or elected a director, officer or fiduciary, the "CORPORATION"), and the undersigned ______________________, (collectively with ______________________'s estate, heirs, executors, administrators and other personal representatives, the "INDEMNITEE").

         Indemnitee is a director on the Board of Directors (the "Board") or officer of the Corporation and in such capacity is performing a valuable service for Corporation. The stockholders of the Corporation have adopted the Second Amended and Restated By-laws (the "By-laws") providing for the indemnification of a director or officer of the Corporation to the maximum extent authorized by Section 145 of the General Corporation Law of the State of Delaware (the "State Statute"). Such By-laws and the State Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Corporation and the directors or officers with respect to indemnification of such directors or officers.

         In accordance with the authorization provided by the State Statute, the Corporation has purchased and presently maintains a policy or policies of Directors and Officers Liability Insurance ("D & O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance of their services for the Corporation. Recent developments with respect to the terms and availability of D & O Insurance and with respect to the application, amendment and enforcement of statutory and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors and officers thereby.

         In order to resolve such questions and thereby induce Indemnitee to continue to serve as a director or officer of the Corporation, the Corporation has determined and agreed to enter into this contract with Indemnitee.

         In view of the substantial increase in directors' and officers' litigation costs and risks and the limitations on the availability and coverage of liability insurance, and in view of the mutual desire of the parties that the Indemnitee render valuable services to the Corporation as a director or officer, this Agreement is entered into in order to provide assurance to the Indemnitee that the Corporation will indemnify the Indemnitee against such costs and risks to the full extent permitted by the laws of the State of Delaware. In consideration of Indemnitee's continued service as a director or officer after the date hereof the parties hereto agree as follows:

         1.      INDEMNIFICATION

         (a) To the full extent permitted by the laws of the State of Delaware as from time to time in effect, the Corporation, which for purposes of this Agreement shall mean PawnMart, Inc. and any affiliated entity to which Indemnitee is named, appointed or elected a director or officer, whether or not such entity executes this Agreement or



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         an agreement equivalent to this Agreement, the naming, appointing or electing of Indemnitee as director or officer being deemed equivalent to execution of this Agreement by such entity, jointly and severally shall indemnify the Indemnitee against any judgments, penalties, fines, amounts paid in settlement and Expenses (as hereinafter defined) incurred in connection with any actual or threatened Proceeding (as hereinafter defined) to which Indemnitee is a party by reason of the fact that the Indemnitee then is or was a director or officer of the Corporation or then serves or has served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation to the fullest extent permitted by the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), By-laws and applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit and to advance to Indemnitee Expenses incurred in connection therewith.

         (b) "EXPENSES" means all attorneys' fees and expenses, retainers, court costs, transcript costs, duplicating costs, printing and binding costs, telephone charges, postage and delivery fees, service fees, all other costs and expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding, and per diem payments to Indemnitee in an amount equal to the last annual base salary amount payable under any employment agreement between the Corporation and Indemnitee divided by 365 for each day spent by Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

         (c) "PROCEEDING" includes, without limitation, any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, whether by a third party, by or in the right of the Corporation or by Indemnitee to enforce any rights under this Agreement or otherwise against the Corporation or its affiliates.

         2.      MAINTENANCE OF INSURANCE AND SELF INSURANCE

         (a) Corporation represents that it presently has in force and effect policies of D & O Insurance in insurance companies and amounts as follows (the "Insurance Policies"):

         Insurer          Policy No.            Amount         Deductible
         -------          ----------            ------         ----------
Wm. Rigg Co.              4865860           $1,000,000 limit   $150,000
750 N. St. Paul S #1900
Dallas, Texas 75201





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                 Subject only to the provisions of Section 2(b) hereof,
         Corporation hereby agrees that, so long as Indemnitee shall continue to serve as a director or officer of the Corporation (or shall continue at the request of the Corporation to serve as a director or officer of another corporation, partnership, joint venture, trust or other enterprise) and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of the fact that Indemnitee was a director or officer of the Corporation (or served in any said other capacities), the Corporation will purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policy or policies of D & O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policies.

         (b) Corporation shall not be required to maintain said policy or policies of D & O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of Corporation, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

         (c) In the event Corporation does not purchase and maintain in effect said policy or policies of D & O Insurance pursuant to the provisions of Section 2(b) hereof, Corporation agrees to hold harmless and indemnify Indemnitee to the full extent of the coverage which would otherwise have been provided for the benefit of Indemnitee pursuant to the Insurance Policies.

         3.      ADDITIONAL INDEMNITY

         Subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify the
Indemnitee:

         (a) Against any and all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director or officer of Corporation, or is or was serving or at any time serves at the request of Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; and

         (b) Otherwise to the fullest extent as may be provided to Indemnitee by Corporation under the non-exclusivity provisions of
         Article X of the Corporation's Certificate of Incorporation and the State Statute.





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         4.      LIMITATIONS ON ADDITIONAL INDEMNITY

         No indemnity pursuant to Section 3 hereof shall be paid by
Corporation:

         (a) except to the extent the aggregate of losses to be indemnified thereunder exceed the sum of $1,000 plus the amount of such losses for which the Indemnitee is indemnified either pursuant to Sections 1 or 2 hereof or pursuant to any D & O Insurance purchased and maintained by the Corporation;

         (b) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

         (c) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

         (d) on account of Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

         (e) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         5.      CONTINUATION OF INDEMNITY

         All agreements and obligations of Corporation contained herein shall continue during the period Indemnitee if the director or officer of the Corporation (or is or was serving at the request of Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason or the fact that Indemnitee was a director or Corporation or serving in any other capacity referred to herein.

         6.      NOTIFICATION AND DEFENSE OF CLAIM

         Promptly after receipt by Indemnitee of notice of commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies Corporation of the commencement thereof:





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         (a)     Corporation will be entitled to participate therein at its own expense; and,

         (b) Except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from Corporation to Indemnitee of its election so to assume the defense thereof, Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by Corporation; (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Corporation and Indemnitee in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. Corporation shall not be entitled to assume the defense of such action, suit or proceeding brought by or on behalf of Corporation or as to which Indemnitee shall have made the conclusion provided from in (ii) above.

         (c) Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

         7.      AUTHORIZATION OF INDEMNIFICATION

         (a) Any indemnification under Sections 1, 2 and 3 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination (the "Determination") that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard or conduct set forth in the State Statute. Subject to Sections 8(e), 8(f) and 10 of this Agreement, the Determination shall be made (i) by the Board by a majority vote or consent of a quorum consisting of directors who are not, at the time of the Determination, parties to the action, suit or proceeding for which indemnification is sought (the "Proceeding"), or (ii) whether such a quorum is or is not obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by vote or consent of the holders of a majority of the outstanding shares of the Corporation that are entitled to vote generally for the election of directors and are represented in person or by proxy at a meeting called for such





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         purpose, or (iv) if a quorum cannot be obtained under subdivision (i), by majority vote or consent of a committee duly designated by the Board (in which designation directors who are parties may participate), consisting solely of two or more directors who are not, at the time of the Determination, parties to the Proceeding.

         (b) For purposes of any Determination hereunder, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceeding, to have had reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, including financial statements, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in Section 7(b) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Corporation as a director or officer. The provisions of this
         Section 7(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in the State Statute.

         (c) For purposes of any Determination hereunder, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to be in the best interests of the Corporation , and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (d) For purposes of any Determination hereunder, the Indemnitee's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the best interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that the Indemnitee reasonably believed to be not opposed to the best interest of the Corporation.

         (e) Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described in this Agreement, or in defense of any claim, issue or matter herein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. For purposes of this Section 7(e), the term "successful on the merits or otherwise" shall include, but not





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         be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against the Indemnitee without any express finding of liability or guilt against him, or (ii) the expiration of a reasonable period of time after making any claim or threat of action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement.

         8.      PROCEDURES FOR DETERMINATION OF WHETHER STANDARDS HAVE BEEN
         SATISFIED

         (a) All costs of making the Determination required by Section 7 hereof shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determination. The Corporation shall also be solely responsible for paying (i) all reasonable expenses incurred by the Indemnitee to enforce this Agreement, including, but not limited to, the costs incurred by the Indemnitee to obtain court-ordered indemnification pursuant to Section 10 hereof, regardless of the outcome of any such application or proceeding, and (ii) all costs of defending any suits or proceedings challenging payments to the Indemnitee under this Agreement.

         (b) The Corporation shall use its best efforts to make the Determination contemplated by Section 7 hereof promptly. In addition, the Corporation agrees: (i) if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than fifteen (15) days after a written request for a Determination (a "Request") is delivered to the Corporation by the Indemnitee; (ii) if the Determination is to be made by independent legal counsel, such Determination shall be made not later than twenty
         (20) days after a request is delivered to the Corporation by the Indemnitee; and (iii) if the Determination is to be made by the stockholders of the Corporation, such Determination shall be made not later than ninety (90) days after a request is delivered to the Corporation by the Indemnitee.

         (c) The evaluation as to the reasonableness of expenses incurred by the Indemnitee for purposes of this Agreement shall be made within fifteen (15) days of the Indemnitee's delivery to the Corporation of a Request that includes a reasonable accounting and documentation of expenses incurred. All expenses shall be considered reasonable for purposes of this Agreement if the finding contemplated by this Section 8(c) is not made within the prescribed time. Payment shall be made to the Indemnitee immediately following the determination that the expenses submitted are reasonable and properly documented.

         (d) The Indemnitee and each other stockholder who is party to the proceeding for which indemnification is sought shall be entitled to vote on any Determination to be made by the Corporations's stockholders, including a determination made pursuant to Section 8(e) hereof. In addition, in connection with each meeting at which a





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         stockholder Determination will be made, the Corporation shall solicit proxies that expressly include a proposal to indemnify the Indemnitee. The Corporation proxy statement relating to the proposal to indemnify the Indemnitee shall not include a recommendation against indemnification.

         (e) If a Determination is made by the Board or a committee thereof that the Indemnitee did not meet the applicable standard of conduct set forth in the State Statute, upon written request of the Indemnitee and the Indemnitee's delivery of $500 to the Corporation, the Corporation shall cause a new Determination to be made by the Corporation's stockholders at the next regular or special meeting of Stockholders. Subject or Section 10 hereof, such Determination by the Corporation's stockholders shall be binding and conclusive for all purposes of this Agreement.

         (f) If, at any time subsequent to the date of this Agreement, "Continuing Directors" do not constitute a majority of members of the Board, or there is otherwise a change in control of the Corporation [as contemplated by item 403(c) of Regulation S-K], then upon the request of Indemnitee, the Corporation shall cause the Determination required by Section 7 hereof to be made by independent legal counsel. The fees and expenses incurred by the independent counsel in making the Determination shall be borne solely by the Corporation. If such legal counsel is unwilling and/or unable to make the Determination, then the Corporation shall cause the Determination to be made by a majority vote or consent of a Board committee consisting solely of Continuing Directors. For purposes of this Agreement, a "Continuing Director" means either a member of the Board at the date of this Agreement or a person nominated to serve as a member of the Board by a majority of the then Continuing Directors.

         (g) The Corporation shall afford to the Indemnitee and his representative ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification, together with other information relating to any requested Determination. The Corporation shall also afford the Indemnitee the reasonable opportunity to include such evidence and information in any Corporation proxy statement relating to a stockholder Determination.

         9.      PAYMENT OF EXPENSES

         (a) Expenses (including attorneys' fees) incurred by the Indemnitee in defending any action, suit or proceeding described in this Agreement shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The Corporation shall promptly pay the amount of such expenses to the Indemnitee, but in no event later than fifteen (15) days following the Indemnitee's delivery to the Corporation of a written request for payment pursuant to this Section 9, together with a reasonable accounting of such expenses.





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         (b)     Indemnitee agrees that Indemnitee will reimburse Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be ultimately determined that Indemnitee is not entitled to be indemnified by Corporation for such expenses under the provisions of the State Statute, By-laws, this Agreement or otherwise.

         (c)     The Corporation shall pay the expenses contemplated by this
         Section 9 regardless of the Indemnitee's financial ability to make repayment, and regardless whether indemnification of the Indemnitee by the Corporation will ultimately be required. Any payments and undertakings to repay pursuant to this Section 9 shall be unsecured and interest-free.

         10.     COURT-ORDERED INDEMNIFICATION

         Regardless whether the Indemnitee has met the standard of conduct set forth herein, and notwithstanding the presence or absence of any Determination whether such standards have been satisfied, the Indemnitee may apply for indemnification to the court conducting any proceeding to which the Indemnitee is a party or to any other court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances (including this Agreement).

         11.     ENFORCEMENT

         (a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Indemnitee to continue as a director or officer of Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity. The Corporation shall cooperate in good faith with the Indemnitee and use its best efforts to insure that the Indemnitee is indemnified for liabilities described herein to the fullest extent permitted by law.

         (b) In the event Indemnitee is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, Corporation shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

         12.     SEPARABILITY

         Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any





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reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         13.     NON-EXCLUSIVITY

         The rights of indemnification and insurance provided in this Agreement shall be in addition to any rights to which the Indemnitee may otherwise be entitled by statute, bylaw, agreement, vote of stockholders or otherwise.

         14.     GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION

         (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

         (b) This Agreement shall be binding upon Indemnitee and upon Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

         (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         15.     EFFECTIVE DATE

         The provisions of this Agreement shall cover claims, actions, sits and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. By way of example but not of limitation, this Agreement shall apply to all liabilities, known or unknown, contingent or otherwise, that presently exist or arise in the future, regardless whether the liabilities relate to activities of the Indemnitee and/or the Corporation preceding or subsequent to the date of this Agreement.

         16.     VOLUNTARY PROCEEDINGS

         Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, the Indemnitee shall not be entitled to indemnification or any advance pursuant to this Agreement in connection with any claim, action, or proceeding initiated by the Indemnitee against the Corporation or any director or officer of the Corporation except to enforce Indemnitee's rights under this Agreement or any other written agreement between Indemnitee and the Corporation unless the institution of such claim, action or proceeding was authorized prior to its commencement by a majority vote of the Board of Directors or the Indemnitee is successful, in whole or in part, on the merits in such claim, action or proceeding.





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         17.     SURVIVAL CLAUSE

         The Corporation acknowledges that, in providing services to the Corporation, the Indemnitee is relying on this Agreement. Accordingly, the Corporation agrees that its obligations hereunder will survive (i) any actual or purported termination of this Agreement by the Corporation or its successors or assigns whether by operation or law or otherwise, (ii) any change in the Corporation's Certificate of Incorporation or By-laws and (iii) termination of the Indemnitee's services to the Corporation (whether such services were terminated by the Corporation or the Indemnitee), whether or not a claim is made or an action or proceeding is threatened or commenced before or after the actual or purported termination of this Agreement, change in the certificate of incorporation or by-laws or termination of the Indemnitee's services.

         18.     SUCCESSORS AND ASSIGNS OF THE CORPORATION

         This Agreement shall be binding on the successors and assigns of the Corporation whether by operation of law or otherwise.





         IN WITNESS WHEREOF, this Agreement has been executed by the parties effective as of the date first above written.

                                        PAWNMART, INC.



                                        By:
                                           -----------------------------------

                                        Title:
                                              --------------------------------



                                        INDEMNITEE


                                        By:
                                           -----------------------------------

                                        Name:
                                              --------------------------------





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